Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 1 U P X Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.A 04C03G 1. To approve the issuance of shares of common stock, no par value per share, of Patrick Industries, Inc. (“Patrick”) to the stockholders of LCI Industries (“LCI”) pursuant to the Agreement and Plan of Merger, dated as of June 30, 2026 (the “merger agreement”), by and among Patrick, LCI, Planet First Merger Sub Inc., a direct wholly owned subsidiary of Patrick (“First Merger Sub”), and Planet Second Merger Sub LLC, a direct wholly owned subsidiary of Patrick (“Second Merger Sub”) (the “Patrick share issuance proposal”); 2. To adopt and approve an amendment to Patrick’s articles of incorporation, as amended, to increase the number of authorized shares of Patrick common stock from 60,000,000 to 200,000,000 (the “Patrick authorized stock increase proposal”); For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B 3. To adopt and approve the amendment and restatement of Patrick’s articles of incorporation (the “Patrick articles amendment and restatement proposal”); and Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ 4. To approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes to approve the Patrick share issuance proposal or the Patrick authorized stock increase proposal. Online Go to www.investorvote.com/PATK or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PATK Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Votes submitted electronically or by phone must be received by 11:59 PM Eastern on November 17, 2026. Exhibit 99.1

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PATK PATRICK INDUSTRIES, INC. Special Meeting of Shareholders November 18, 2026 10:00 AM Eastern This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Andy L. Nemeth and Joel D. Duthie, or either of them, as the undersigned’s proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the undersigned’s Common Stock in PATRICK INDUSTRIES, INC. and at any adjournment or postponement thereof, with the same authority as if the undersigned were personally present. The 2026 Special Meeting of Shareholders of PATRICK INDUSTRIES, INC. will be held on November 18, 2026 at 10:00 AM Eastern, virtually via the Internet at meetnow.global/PATK2026. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If this proxy is properly executed but no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side Proxy — PATRICK INDUSTRIES, INC. Non-Voting ItemsC ▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ Change of Address — Please print new address below. Comments — Please print your comments below. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Form S-4 Registration Statement is available at www.investorvote.com/PATK The 2026 Special Meeting of Shareholders of Patrick Industries, Inc. will be held on November 18, 2026 at 10:00 AM Eastern, virtually via the Internet at meetnow.global/PATK2026. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.